UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 18, 2012

Date of Report (Date of earliest event reported)

NewStar Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, Suite 1250, Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 848-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2012, NewStar Financial, Inc. (the “Company”) entered into the Third Amendment to Amended and Restated Secured Loan and Servicing Agreement (the “Amendment”) dated as of May 4, 2010, by and among NewStar Short-Term Funding LLC as the borrower, the Company as the originator and as the servicer, MMP-7 Funding, LLC as the lender, Natixis Financial Products LLC as the Administrative Agent, and U.S. Bank National Association as the trustee. The Amendment extended the revolving period under the Amended and Restated Secured Loan and Servicing Agreement from May 19, 2012 to December 17, 2012, and amended the final maturity date from August 24, 2015 to December 31, 2012.

The facility had an outstanding balance of $21.1 million on May 18, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Third Amendment to Amended and Restated Secured loan and Servicing Agreement, dated as of May 18, 2012, by and among NewStar Financial, Inc., NewStar Short-Term Funding LLC, MMP-7 Funding, LLC, Natixis Financial Products LLC, and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: May 22, 2012	By:	/s/ JOHN KIRBY BRAY
John Kirby Bray
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Amended and Restated Secured loan and Servicing Agreement, dated as of May 18, 2012, by and among NewStar Financial, Inc., NewStar Short-Term Funding LLC, MMP-7 Funding, LLC, Natixis Financial Products LLC, and U.S. Bank National Association.

4